Exhibit 10.15
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                                ROBERT H. ALTMAN

                              Employment Agreement

December 17, 1997

To:         R. Guccione
            N. Guccione
From:       R.H. Altman
Re:         Employment Terms

1.    Position: Chief Executive Officer of General Media International, Inc.

2. Authority; Responsibilities: Day-to-day business operations of GMI, including, but not limited to, financing, administration, acquisition, disposition, licensing, franchising, electronic media development in terms of financing, structure, licensing and contracts (not including creative and magazine content).

3.    Reporting Responsibilities: To the Chairman of the Board

4.    Term: Two years, renewable on terms mutually agreeable.

5.    Compensation:

      a. "Sign-on" one time payment of $150,000 payable on initialing of this memorandum of employment

      b.    Base salary - $400,000

      c. Bonus-Participation in all executive bonus plans in existence or formed hereafter.

      d. Benefits-Participation in GMI medical, dental, disability etc. plans in existence or formed hereafter.

      e. Life Insurance - $1,000,000 term insurance or split-dollar life insurance.

      f.    Vacation - four (4) weeks per annum.

      g. Business expense reimbursement - upon presentation of proper receipts and only if deductible by GMI as a business expense.

      h. Luncheon club dues and initiation fees - food etc. charges reimbursed only if incurred in business activities on behalf of GMI.
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      i.    Severance: One year base salary plus earned bonus to date of termination. Not applicable if terminated for proven theft, substance abuse, breach of terms of this memorandum or proven dishonesty ("cause").

      j. Change of Control, Sale- Base salary plus previous year's bonus and then earned bonus multiplied by two. Not applicable if terminated for cause.

6.    Success bonuses:

      a. Refinancing of long term debt and redemption of current bond issue -- $450,000.

      b. Restructuring, reorganization and sale or public offering of automotive group -- $250,000.

      c.    Public offering of Internet and/or electronic media group --
            $300,000.

7. Implement Directors and Officers Liability Insurance in coverage of at least $10 million as soon as practicable.

Agreed In Principle
/s/ R. Guccione
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